Exhibit 3.1


                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                             WHITMAN MEDICAL CORP.


TO:      Secretary of State
         State of New Jersey

                  Pursuant to the provisions of Section 14A:9-4 of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation, which amendment changes the name of the corporation:

                  1. The name of the corporation is Whitman Medical Corp.

                  2. The Certificate of Incorporation of the corporation was filed with the Secretary of State on May 7, 1979, and amended 4 times, the last of which was filed with the Secretary of State on December 2, 1992.

                  3. The Certificate of Incorporation is amended to change the name of the corporation. Section 1 of the Certificate of Incorporation is amended to read as follows:

                  "1. The name of the corporation is Whitman Education
                      Group, Inc."

                  4. The foregoing amendment of the Certificate of Incorporation of the corporation was authorized by the unanimous approval of the members of the Board of Directors of the corporation and the holders of a majority of all of the outstanding shares of the corporation entitled to vote on the said amendment of the Certificate of Incorporation.

                  IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do under the penalties of perjury, affirm that the statements contained herein have been examined by us and are true an correct.

Dated as of:
______________, 1995                   _____________________________________
                                       By: Randy S. Proto, President


                                       ------------------------------------
                                       By: Joseph Lichtenstein, Secretary
182435-1